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                                                                EXHIBIT 25
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  ----------

                                   FORM T-1

        STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                  ----------

        CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                        PURSUANT TO SECTION 305(b)(2)-

                                  ----------

                  FIRST FIDELITY BANK, NATIONAL ASSOCIATION
                              (Name of Trustee)



                                                           22-1147033
        (Jurisdiction of Incorporation or                (I.R.S. Employer
    Organization if not a U.S. National Bank)           Identification No.)

        101 NORTHSIDE PLAZA, ELKTON, MARYLAND                 21921
      (Address of Principal Executive Offices)              (Zip Code)


                                  ----------

                        FORD MOTOR CREDIT CORPORATION
                              (Name of Obligor)


                 DELAWARE                                  38-1612444
        (State of Incorporation)                         (I.R.S. Employer
                                                        Identification No.)

           THE AMERICAN ROAD, DEARBORN, MI                    48121
      (Address of Principal Executive Offices)              (Zip Code)

                                  ----------

                               DEBT SECURITIES
                       (Title of Indenture Securities)

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1.      GENERAL INFORMATION.

        FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

        (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISORY AUTHORITY TO WHICH IT IS SUBJECT:

                Comptroller of the Currency
                United States Department of the Treasury
                Washington, D.C. 20219

                Board of Governors of the Federal Reserve System
                Washington, D.C.

                Federal Deposit Insurance Corporation
                Washington, D.C.

        (B)     WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

                Yes.

2.      AFFILIATIONS WITH OBLIGOR.

        IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

        None.

3.      LIST OF EXHIBITS.

        LIST BELOW ALL EXHIBITS FILED AS PART OF THIS STATEMENT OF ELIGIBILITY.

        1. Copy of Articles of Association of the trustee as now in effect. Incorporated herein by reference to Exhibit 1 filed with Form T-1, Registration No. 22-73340.

        2. Copy of Certificate of the Comptroller of the Currency dated January 11, 1994, evidencing the authority of the trustee to transact business. Incorporated herein by reference to Exhibit 2 filed with Form T-1, Registration No. 22-73340.

        3. Copy of the authorization of the trustee to exercise corporate trust powers has heretofore been filed with the Securities and Exchange Commission as Exhibit 3 filed with Form T-1, Registration Number 22-73340, has not been amended since filing and is incorporated herein by reference.

        4. Copy of existing by-laws of the trustee. Incorporated herein by reference to Exhibit 4 filed with Form T-1, Registration No. 22-73340.



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        5.      Copy of each indenture if the obligor is in default.

                Not applicable.

        6. Consent of the trustee required by Section 321(b) of the Act. Incorporated herein by reference to Exhibit 6 filed with Form T-1, Registration No. 22-73340.

        7. Copy of report of condition of the trustee at the close of business on September 30, 1995, published pursuant to the requirements of its supervising authority.



                                     NOTE

        The trustee disclaims responsibility for the accuracy or completeness of information contained in this Statement of Eligibility and Qualification not known to the trustee and not obtainable by it through reasonable investigation and as to such information it has obtained from the obligor and has had to rely or will obtain from the principal underwriters and will have to rely.



                                  SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939 (as amended), the trustee, First Fidelity Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Newark and State of New Jersey on the 14th day of November, 1995.

                                        FIRST FIDELITY BANK, NATIONAL
                                        ASSOCIATION




                                        By:  /s/
                                             ------------------------
                                             Jacqueline Pierre-Pierre
                                             Trust Officer



T-1
(Ford)

                                      3


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                                 EXHIBIT T-7
                             REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the First Fidelity Bank, National Association, at the close of business on September 30, 1995, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161, Charter Number 33869 Comptroller of the Currency Northeastern District.

STATEMENT OF RESOURCES AND LIABILITIES


                                                            Thousand of Dollars
                                   ASSETS                   -------------------
Cash and balance due from depository institutions:
  Noninterest-bearing balances and currency and coin.........    1,503,341
  Interest-bearing balances..................................      460,595
Securities...................................................    /////////
  Hold-to-maturity securities................................    3,431,427
  Available-for-sale securities..............................    2,019,209
Federal funds sold and securities purchased under agreements    //////////
        to resell in domestic offices of the bank and of it     //////////
        Edge and Agreement subsidiaries, and in IBFs:           //////////
        Federal funds sold...................................      425,000
        Securities purchased under agreements to resell......      355,567
Loans and lease financing receivables:
        Loan and leases, net of unearned income...22,536,087
        LESS: Allowance for loan and lease losses....483,973
        LESS: Allocated transfer risk reserve..............0
        Loans and leases, net of unearned income, allowance,
          and reserve........................................   22,052,114
Assets held in trading accounts..............................      152,832
Premises and fixed assets (including capitalized leases).....      378,375
Other real estate owned......................................      116,168
Investment in unconsolidated subsidiaries and associated        //////////
  companies..................................................       18,165
Customer's liability to this bank on acceptances
  outstanding................................................      176,233
Intangible assets............................................      796,802
Other assets.................................................      786,706
Total assets.................................................   32,672,534

                                 LIABILITIES

Deposits:
        In domestic offices..................................   24,725,866
          Noninterest-bearing......................4,337,767
          Interest-bearing........................20,388,099
        In foreign offices, Edge and Agreement subsidiaries,
        and IBFs.............................................    1,253,399
          Noninterest-bearing.........................13,416
          Interest-bearing.........................1,239,983
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
        its Edge and Agreement subsidiaries, and IBFs
        Federal fund purchased...............................    1,219,823
        Securities sold under agreements to repurchase.......    1,108,011
Demand notes issued to the U.S. Treasury.....................      190,208
Trading liabilities..........................................            0
Other borrowed money:........................................   //////////
        With original maturity of one year or less...........       75,481
        With original maturity of more than one year.........          529
Mortgage indebtedness and obligations under capitalized
  leases.....................................................       17,222
Bank's liability on acceptances executed and outstanding.....      176,425
Subordinated notes and debentures............................      175,000
Other liabilities............................................      633,215
Total liabilities............................................   29,575,179
Limited-life preferred stock and related surplus.............            0

                                EQUITY CAPITAL
Perpetual preferred stock and related surplus ...............            0
Common Stock ................................................      452,156
Surplus .....................................................    1,300,080
Undivided profits and capital reserves  .....................    1,189,821
Net unrealized holding gains (losses) on available-for-sale..     ////////
        securities ..........................................      ( 5,242)
Cumulative foreign currency translation adjustments .........            0
Total equity capital ........................................    3,097,355
Total liabilities, limited-life preferred stock and equity...    //////////
        capital .............................................   32,672,534